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                                                                    EXHIBIT 21.1


                    MONARCH DENTAL CORPORATION AND AFFILIATES


Monarch Dental Corporation

Partners Dental Corporation

Monarch Dental Associates, L.P.

MacGregor Dental Associates, L.P.

Monarch Dental Management, Inc.

Modern Dental Professionals, P.C.

Midwest Dental Care, Mondovi, Inc.

Midwest Dental Care, Sheboygan, Inc.

Midwest Dental Management, Inc.

Monarch Dental Associates (Arkansas), Inc.

Modern Dental Professionals - Girlinghouse, P.A.

Modern Dental Professionals - St. Raymond (a Professional Dental Corporation)

Dental Centers of Indiana (Monarch), Inc.

DCI, Lee, L.P.

Drs. Johnson, Terry and Associates, L.P.

Modern Dental Professionals - Indiana, P.C.

Three Peaks Dental Management, Inc.

Modern Dental Professionals - Colorado, P.C.

Monarch Dental (Press) Associates, L.P.

Monarch Dental Associates (Midland/Odessa), L.P.

Managed Dental Care Centers, Inc.

Dental Care One (Monarch), Inc.

Monarch Dental Associates (Abilene), L.P.

Monarch Dental Associates (Utah), Inc.

Monarch Dental Associates (Arizona), L.L.C.

Monarch Dental Professionals - Utah, P.C.

Monarch Dental Professionals - New Mexico, P.C.

Monarch Dental Professionals - Arizona, P.C.

Monarch Dental Professionals - Sternberg, Inc.

Valley Forge Dental Associates, Inc.

VFD of Pennsylvania, Inc.

Horizon Group International, Inc.

Precise Dental Lab, Inc.

VFD of Georgia, Inc.

VFD of Pittsburgh, Inc.

Pro Dent, Inc.

Riverhearst, Inc.

VFD Realty, Inc.

Valley Forge Dental Florida, P.A.

Western Dental Associates, P.C.

Nancy J. Magone, D.M.D., P.C.

Witkin Dentistry, P.C.

Horizon Dental Group International, Inc. - R.W. Aros, D.D.S.

Bruce L. Talus, D.M.D., P.C.

Bruce L. Talus, D.M.D. and Associates, P.C.

Dworkin and Clemens, D.D.S.

George E. Frattali, D.D.S. & Associates, Ltd.

George E. Frattali, D.D.S. & Associates, P.A.

Village at Newtown Dentists, P.C.

Poller Dental Centers, P.A.